EXHIBIT 99.2

For further information, contact Jack B. Lay Senior Executive Vice President and Chief Financial Officer (636) 736-7000
FOR IMMEDIATE RELEASE
REINSURANCE GROUP OF AMERICA, INCORPORATED ANNOUNCES
ADOPTION OF SECTION 382 SHAREHOLDER RIGHTS PLAN
     ST. LOUIS, June 2, 2008 — Reinsurance Group of America, Incorporated (“RGA”) (NYSE: RGA) today announced the adoption of a Section 382 shareholder rights plan designed to preserve shareholder value and the value of certain tax assets primarily associated with tax net operating loss carryforwards. Net operating loss carryforwards can generally be used to offset future taxable income, and thus reduce U.S. federal income tax obligations, as long as the owner of such net operating losses does not experience an “ownership change” (as defined in Section 382 of the Internal Revenue Code). The Section 382 shareholder rights plan was adopted to reduce the likelihood of this occurring by deterring the acquisition of 5% or more of the value of RGA common stock, except in specified transactions, without the approval of RGA’s board of directors.
     Under the Section 382 shareholder rights plan, a dividend of one preferred share purchase right was declared for each outstanding share of RGA common stock. The dividend is payable to the shareholders of record as of the close of business on June 12, 2008. With certain limited exceptions as described below, the rights will become exercisable 10 business days after a person or group acquires, without the approval of RGA’s board of directors, 5% or more (by value) of RGA stock. Each right, when exercised, will entitle the holder (other than the acquiring person) to receive RGA common stock with a market value of twice the exercise price of the rights upon payment of the exercise price of the rights. The percentage ownership determinations made under Section 382 of the Internal Revenue Code differ from traditional beneficial ownership definitions that are based on voting or investment power. For example, the holdings of independently managed mutual funds are generally tested separately, and are not combined for purposes of calculating ownership percentages under the Section 382 shareholder rights plan. Accordingly, the Section 382 shareholder rights plan is not designed to protect against abusive takeover tactics.
     RGA shareholders are not required to take any action to receive the rights. Until the rights become exercisable, outstanding stock certificates will represent both shares of RGA common stock and the rights, and the rights will trade only with such shares. The rights will trade with the shares of RGA common stock and will expire if the recapitalization and distribution agreement between RGA and MetLife announced today terminates prior to the completion of the MetLife split-off, as discussed in the next paragraph.

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     The Section 382 shareholder rights plan was adopted in connection with the agreement on a transaction whereby MetLife will divest substantially all of its 52% interest in RGA. Under the terms of the agreed transaction, (1) RGA’s common stock will be recapitalized into Class A common stock and Class B common stock, and (2) MetLife will conduct a tax-free split-off, in which it will offer RGA Class B common stock to MetLife stockholders in exchange for shares of MetLife common stock.
     The Section 382 shareholder rights plan will not apply to shares of RGA common stock acquired in the split-off, or in any subsequent transactions related to the divestiture. Moreover, shareholders who own 5% or more in value of RGA outstanding common stock as of the close of business on June 1, 2008 will not trigger the Section 382 shareholder rights plan so long as they do not acquire any additional shares of RGA common stock. In either case, however, the Section 382 shareholder rights plan does not exempt any subsequent acquisitions of RGA common stock by such persons (other than in another divestiture transaction). In addition, RGA’s board of directors may exempt any person or group from being deemed a 5% shareholder for purposes of the Section 382 shareholder rights plan at any time prior to the time the rights are no longer redeemable. There is no guarantee, therefore, that the Section 382 shareholder rights plan will prevent any limitation on RGA’s ability to use its tax assets.
     RGA’s board of directors formed a special committee consisting solely of independent directors to evaluate the implementation of the Section 382 shareholder rights plan and the transactions with MetLife, which were announced today in a separate press release. With the assistance of its legal and financial advisors, the RGA special committee reviewed and approved the Section 382 shareholder rights plan concurrently with the agreement with MetLife. The Section 382 shareholder rights plan will terminate if the recapitalization and distribution agreement between RGA and MetLife is terminated in accordance with its terms prior to the consummation of the recapitalization and split-off.
Additional Information and Where to Find It
In connection with MetLife’s proposed divestiture of its stake in RGA, RGA will file with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4, and MetLife will file with the SEC a statement on Schedule TO. Investors and holders of RGA and MetLife securities are strongly encouraged to read the registration statement(s) and any other relevant documents filed with the SEC, including the preliminary proxy statement/prospectus relating to the recapitalization that will be part of the registration statement, the preliminary prospectus relating to the split-off that will be part of the registration statement, the final proxy statement/prospectus relating to the recapitalization and the final prospectus relating to the split-off and related split-off materials, as well as any amendments and supplements to those documents, because they will contain important information about RGA, MetLife, and the proposed transactions. The final proxy statement/prospectus relating to the recapitalization and related transactions will be mailed to shareholders of RGA and the final prospectus relating to the split-off will be mailed to stockholders of MetLife. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus relating to the recapitalization and the prospectus relating to the split-off (when available) as well as other filed documents containing information about MetLife and RGA, without charge, at the SEC’s web site (www.sec.gov). Free copies of RGA’s filings also may be obtained by directing a request to RGA, Investor Relations, by phone to (636) 736-7243, in writing to Mr. John Hayden, Vice President-Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, or by email to investrelations@rgare.com. Free copies of MetLife’s filings may be obtained by directing a request to MetLife, Investor Relations, by phone to (212) 578-2211, in writing to MetLife, Inc., 1 MetLife Plaza, Long Island City, NY 11101, or by email to metir@metlife.com. Neither RGA, MetLife nor any of their respective directors or executive officers or any dealer manager appointed with respect to the exchange offer makes any recommendation as to whether you should participate in the exchange offer.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Accordingly, neither the proxy solicitation for the recapitalization nor the offer for the outstanding shares of MetLife common stock pursuant to the split-off described in this communication has commenced. At the time that the contemplated split-off is commenced, MetLife will file a statement on Schedule TO with the SEC. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.
Participants in the Solicitation
RGA, MetLife and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from RGA’s shareholders with respect to the proposed transaction. Information regarding the directors and executive officers of RGA is included in its definitive proxy statement for its 2008 Annual Meeting of Shareholders filed with the SEC on April 9, 2008. Information regarding the directors and officers of MetLife is included in the definitive proxy statement for MetLife’s 2008 Annual Meeting of Shareholders filed with the SEC on March 18, 2008. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement, the proxy statement/prospectus, the prospectus relating to the split-off and other materials to be filed with the SEC in connection with the proposed transactions.
About RGA
     RGA is, through its various operating subsidiaries, among the largest global providers of life reinsurance. RGA has subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom, and the United States. Worldwide, RGA has approximately $2.2 trillion of life reinsurance in force, and assets of $21.8 billion. MetLife, Inc. is the beneficial owner of approximately 52% of RGA’s outstanding shares.
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